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                                 EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement of Asyst Technologies, Inc. on Form S-3 of our report dated April 28, 2000, on the consolidated historical cost balance sheet (without giving effect to purchase accounting) of Mecs Corporation and subsidiary as of March 31, 2000, appearing in Asyst Technologies, Inc.'s Annual Report on Form 10-K for the year ended March 31, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte Touche Tohmatsu

Nagoya, Japan
June 19, 2001

                                      26.